Exhibit 77C:  Matters Submitted to a Vote of Security Holders
-------------------------------------------------------------

A special meeting of the shareholders (the "Shareholders") of First Focus Funds, Inc. (the "Company," each series a "Fund," together the "Funds") was held on May 3, 2010 at the offices of the Company, located at 1620 Dodge Street, 16th Floor, Omaha, Nebraska. At the meeting, the following matters were voted upon and approved by the Shareholders:



                                NUMBER OF VOTES
                                ---------------

                                FOR     WITHHELD
                                ---     --------
Proposal 1: To elect and re-elect four nominees to the Board of Directors. This proposal applied to all Shareholders.

     Michael  Summers        52,423,405     26,377
     -----------------       ----------     ------
     Robert A. Reed          52,441,797     7,985
     ---------------          ----------    -----
     Gary D. Parker          52,441,797     7,985
     ---------------          ----------    -----
     John J. McCartney       52,441,797     7,985
     -----------------       ----------     -----

                   FOR     AGAINST     ABSTAINED     BROKER NON-VOTES
                   ---     -------     ---------     ----------------
Proposal 2: To approve a new investment advisory agreement between the Company, on behalf of each Fund, and Tributary Capital Management, LLC ("Tributary"). This proposal applied to all Shareholders.
                52,247,546     6,306     2,713     193,217
                ----------     -----     -----     -------
Proposal 3: To approve a new sub-advisory agreement between Tributary and First National Fund Advisers, with respect to the Tributary Balanced Fund. This proposal  applied  to  Shareholders  of  the  Tributary  Balanced  Fund  only.
                 1,797,316     1,934         0      21,285
                 ---------     -----         -      ------
Proposal 4: To approve a new sub-advisory agreement between Tributary and KBC Asset Management International Ltd., with respect to the Tributary International Equity Fund. This proposal applied to Shareholders of the Tributary International Equity Fund only.
                 9,808,143        0     0            8,122
                 ---------        -     -            -----
Proposal 5: To approve a new sub-advisory agreement between Tributary and Riverbridge Partners, LLC, with respect to the Tributary Large Cap Growth Fund. This proposal applied to Shareholders of the Tributary Large Cap Growth Fund only.
                  9,140,295       0     0            1,509
                  ---------       -     -            -----

                         FOR     AGAINST     ABSTAINED
                         ---     -------     ---------
Proposal 6: To approve the Board of Directors' ability to change the name of the Company and the Funds as follows at its discretion following the approval of Proposals 2 through 5. The proposal to change the name of the Company applied to all Shareholders. The proposal to change the name of a Fund applied to the Shareholders of the respective Fund.

Existing  Name                                 New  Name
--------------                                 ---------
First  Focus  Funds,  Inc.                     Tributary  Funds,  Inc.
                      52,441,797     6,642     1,323
                      ----------     -----     -----
First  Focus  Short-Intermediate               Tributary  Short-Intermediate
Bond  Fund                                     Bond  Fund
                       6,999,357         0     1,246
                       ---------         -     -----
First  Focus  Income  Fund                     Tributary  Income  Fund
                       4,691,445         0         0
                       ---------         -         -
First  Focus  Balanced  Fund                   Tributary  Balanced  Fund
                       1,819,634       900         0
                       ---------       ---         -
First  Focus  Core  Equity  Fund               Tributary  Core  Equity  Fund
                      11,817,973     5,762        78
                      ----------     -----        --
First  Focus  Large  Cap  Growth               Tributary  Large  Cap  Growth
Fund                                           Fund
                       9,141,804         0         0
                       ---------         -         -
First  Focus  Growth  Opportunities            Tributary  Growth  Opportunities
Fund                                           Fund
                       4,800,993         0         0
                       ---------         -         -
First  Focus  Small  Company  Fund             Tributary  Small  Company  Fund
                       3,354,325         0         0
                       ---------         -         -
First  Focus  International  Equity            Tributary  International  Equity
Fund                                           Fund
                       9,816,265         0         0
                       ---------         -         -